UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————————————

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	April 3, 2013

PHOTRONICS, INC.
(Exact name of registrant
as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification
of incorporation)		Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07 Submission of Matters to a Vote of Security Holders

On April 3, 2013, the Company held its annual meeting of stockholders (the “Annual Meeting”) at the New York offices of Kelley Drye & Warren. At the Annual Meeting, the Company’s stockholders approved three (3) proposals. The proposals are described in detail in the proxy statement relating to the Annual Meeting.

Proposal 1.

The Company’s stockholders elected six (6) individuals to the Board of Directors as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Walter Fiederowicz	49,394,246	1,268,908	4,416,805
Joseph Fiorita	49,396,709	1,266,445	4,416,805
Liang-Choo Hsia	49,593,276	1,069,878	4,416,805
Constantine Macricostas	44,047,371	6,615,783	4,416,805
George Macricostas	40,321,016	10,342,138	4,416,805
Mitchell Tyson	44,957,222	5,705,932	4,416,805

Proposal 2.

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2013 as set forth below:

Votes For	Votes Against	Abstentions
54,587,291	453,229	39,439

Proposal 3.

The Company's stockholders approved by non-binding vote a resolution relating to the compensation of the named executive officers of the Company as described in the compensation discussion and analysis and the narrative disclosure as included in the proxy statement relating to the annual meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,682,618	849,035	131,501	4,416,805

As previously disclosed, the Company’s Board of Directors has determined that the Company will hold an advisory vote on the compensation of its named executive officers (the “say-on-pay vote”) each year, unless the Company proposes and adopts a plan to hold say on pay votes, less frequently in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE:	April 8, 2013	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.